Exhibit 4.149

Contract Register No.:

Technology Development Contract

Project Name：   Gametea Monopoly Casual Games Development Contract
Principal：
 (Party A)            Wenzhou Chuangjia Technology Co., Ltd.

Developer：

 (Party B)            Shengqu Information Technology (Shanghai) Co., Ltd.

Signature Place:      District (County)   Province Shanghai (City)

Signature Date: October 26, 2006

Validate from October 26, 2006 to May 26, 2007

Science and Technology Commission of Shanghai Municipality

Shanghai Administration of Industry and Commerce

Development (I)
This Contract on Technology Development of Gametea Monopoly Casual Games Project (entrusted/cooperated development) (this Project is subordinate to      Plan ☐) is made by and between the parties hereto subject to the Contract Law of the People’s Republic of China.
※  Technology Contents, Forms and Requirements over the Subject Matter hereof:
Basic Requirements:

Basic Requirements:
NetBattle: The game series of Monopoly are all either PC games or LAN games, but Gametea Monopoly can realize the real online games.
Gaming Models: Gametea Monopoly will apply two modes of real-time combat and turn-based combat;
Personalized Images: Players can use personalized images of avatar without limitation to several fixed images
Invitations: Players can invite others to play this games and the cooperation among players in the same team can improve the fun of this game greatly;
Gaming Pace: The gaming pace is set to about twenty (20) minutes;
PK: Players can use various properties to PK with enhanced characters’ HP (Hit Points), one of the gaming funs.
Featured Architecture, Properties and Random Events: Beside reserving the classic architecture, properties and random events in Monopoly, Gametea Monopoly will add more featured architecture, properties and random events;
Gaming Continuity: The character selected by the player can be upgraded, improving the motivation of player’s gaming continuity;
Gaming Modes: Besides Assets Victory mode, later on, various interesting modes, such as PK, Q&A will be developed and available for players.

Required Specifications and Parameters:
The whole game program is divided into two parts: client software and server software;
The client software and server software shall meet the following requirements (for more details, please refer to Main Specifications and Parameters)

Main Specifications and Parameters:
Voice/Expressions System: sound of voice, facial expressions and tooltips:
Sound of voice and tooltips always appear at the same time, but not the same with facial expressions. Only one of them will appear, i.e. only sound of voice and tooptips appear, or only facial expressions appear.

Time:

The playing time of each sound of voice differs in length; b
The time of tooltips and sound of voice stays the same with each other;
The time of expressions showing is fixed to 1 second.
Sound of voice, tooltips and expressions cannot be skipped, and before playing the sound of voice or showing expressions, players cannot do other operations.
Screen Toggle
The screen is switched at the center of the current operating player. In case the centered player applies cared to other players, afterwards at some probability the centered player will play sound of voice/show expressions, or the targeted player will play sound of voice/show expressions, if the latter the screen will be switched to the targeted player with sound of voice playing or expressions showing when the timing will stop till finishing the playing or showing, and then continuing timing.
If the player uses cards several times within one round, only the expressions will be shown except playing sound of voice for the first time.
Animation Playing: (medium speed)
Dice Casting Animation: 1000ms, un-skippable

Move:
Walk ( each grid):300ms
Motorcycle ( each grid):200ms
Auto( each grid):100ms
Avatar: ? ms, skippable (press Enter, Esc, mouse), (Autoplay between of God of Fortune and God of Poverty)
Hospitalization: 4000ms
Bankruptcy: 5000ms
Agglomerated Architecture:
Movement: 5000ms, playing upon entering the stadium,
Transfer: 5000ms, playing upon entering the transportation company,

Use of Cards:
Use Roadblock: 500ms
Use Grenades: 400ms
Use Missiles: 2000ms
Use Nuclear Bomb: 2500ms
Collision between Players: 500ms
Bit by Dogs:
Policemen:

Special Effects:
Explosion: 1000ms
Architecture Smog(upgrading, rebuilding and demolishing): 2000ms
Others:
Plot Dodge: walking into other’s plot, 1000ms

Pictures:
Random Events: 2000ms, appearing at the center of the screen

Message Box (tooltips): 1000ms, un-skippable
Dialogue Box(optional): to set to the operation time limit
Entering No Man’s Land: “**Road, sold at ** yuan, yes or no?”
Entering One's Own Land: “** yuan for upgrade, yes or no?”
If upgrading the land without buildings, appearing building selection menu

Operation Time Limit:
Before Moving: 10s, if using cards to other players, the timing will be paused when speaking or showing expressions
After Moving:
Dialogue Box (purchasing land, upgrading): 3s
Stores: 15s
Purchasing Shares: 5s

Development (II)

☐ Research and Development Plan

See Appendix A

IV. R&D Expense, Remuneration and Payment or Settlement thereof

i. R&D expense refers to the cost needed for completing the R&D, and remuneration refers to royalties of this project development and allowance for the R&D staff.

R&D Expense and Remuneration (Say): eight hundred thousand yuan (among which, R&D Expense   yuan, Remuneration   yuan.)

 ii. Payment Method for Expenses and Remunerations ( The following first one is applied):

V. Property ownerships of equipments, facilities and documents purchased at R&D expenses:

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Development (III)
VI. Performing Deadline, Place and Methods:

This Contract shall be performed, (insert place) in Shanghai, from October 26, 2006 to May 26, 2007.

Performing Methods:

Party B shall deliver dynamic encryption algorithm source code disk and related technology documents to Party A.

VII. ☐ Confidentiality of Technology Information and Documents
Party A and Party B shall take all necessary measures to prevent business secrets from being leaked, applied, or disclosed to any unauthorized person.

VIII. Contents of Technology Cooperation and Instruction
Party B is responsible for the development and maintenance of updated version of the Game.
Party B is responsible for solving and handling the BUG of the Game.

IX. Assumption of Risk Responsibility
During the performance of this Contract, the risk responsibility of part or all losses for the R&D resulted from the technology difficulties under the current level and condition shall be assumed by ii. (i. Party A, ii. Party B, iii. Both Parties, iv. Separate negotiations between the parties hereto). It is hereby agreed that Party A shall assume [  ] %, and Party B shall assume [  ] % of the risk responsibility.

Development (IV)

X. Ownership and Sharing of the Development
The right of patent application is owned by Party A, and the right to use and assign the technology secrets is owned by Party A.

XI. Inspection Standard and Method:
The achieved development which meets the specifications of Article (II) of this Contract shall examined and accepted by Party A in accordance with Appendix II and the inspection certificate shall be issued by Party A.

XII. Calculation Methods for Liquidated Damages or Loss Compensation Amount
The breaching party shall assume the breach liabilities in accordance with the terms and conditions of the Contract Law of the People’s Republic of China.
i.	In case of breaching Article III of this Contract, Party B shall assume the following breach liabilities:

For each delayed day, Party A is entitled to deduct 1% of total amount of this Contract as liquidated damages. For delay of more than thirty (30) days, resulting in Party A’s regular application, Party A is entitled to unilaterally terminate this Contract, and Party B shall refund the paid amount to Party A no later than seven (7) days after the termination hereof.

ii.	In case of breaching Article IV of this Contract, Party A shall assume the following breach liabilities:
For each delayed day, Party A shall pay 1% of the delayed amount as liquidated damages to Party B.
iii.	Miscellaneous:
In case Party B breaches Article XII of this Contract and cannot meet the inspection standards, Party A is entitled to revoke this Contract.
In case Party B sub-contracts this Project wholly or partially to the third party without prior written approval from Party A, Party A is entitled to revoke this Contract immediately. Party B shall refund the paid amount to Party A no later than seven (7) days after Party A sends the said written notice, and shall pay 30% of the total amount of this Contract as liquidated damages to Party A.

Development (V)
XIII.  ☐  Dispute Resolution:
Any dispute arising out of the performance of this Contract may be settled through compromise or mediation by and between the parties hereto. In case the parties hereto are not willing to make compromise, mediation or fail to compromise and/or mediate, the following first resolution shall be applied.
i.	The parties hereto agree to submit such dispute to Shanghai Arbitration Commission.
ii.	Institute such dispute to the People’s Court, subject to the jurisdiction of [ ] People’s Court.
i)	the defendant’s residence
ii)	the performance place of this Contract
iii)	the signature place of this Contract
iv)	the plaintiff’s residence
v)	the place where the Subject Matter is

XIV. Interpretation of Terms:

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XV.  ☐  Miscellaneous (Anything not mentioned above, such as rights and obligations of the agency, and its services charges, payment methods, deposits, property mortgages and guaranties, et.):

/

The terms and conditions in this Contract marked with ☐ shall be completed in according to the Completion Instruction.

Development (VI)

Title (or Name)	Wenzhou Chuangjia Technology Co., Ltd. (Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	Zhang Xiangdong (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	Zhuang Junjie (Signature and Seal)
Residence (Correspondence Address)	Rm. 1101-1102, Digital City, Xincheng Avenue, Wenzhou City	Postal Code
Tel:
Account Bank
Bank Account No.
Title (Name)	Shengqu Information Technology (Shanghai) Co., Ltd. (Seal)			Technology Contract Seal b Or Common Seal MM/DD/YY
Legal Representative	Chen Tianqiao (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)	No. 1 Building No.639 Bibo Road, Shanghai	Postal Code	201203
Tel:	021-50504740
Account Bank
Bank Account No.
Entity Name	(Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	(Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)		Postal Code
Tel:
Account Bank
Bank Account No.

Completion Instruction (Applicable to be affixed with Stamp Duty)

I. Completion Method for “Contract Registration Number”
Contract Registration Number shall be completed by each contract registry office.

II. Technology Development Contract refers the contract concerning new technology, new products, new technique, new material and the related system research and development which is made by and between the parties hereto, including entrusted development contract and cooperation development contract.

III. The planed project shall be completed as the plan of the State, the province (autonomous region, municipality directly under the Central Government), city specifically designated in the state plan, city, and county. If none of the above, mark (／) in the related column.

IV. Technology Contents and Forms:
Technology contents and forms include the required technological and economical specifications, the purpose of development, the applicable scopes and benefits, submission method and amount of the achieved development.
The development can be submitted in the following methods:
i. Technology documents of products design, workmanship specifications, materials recipe and other drawings, dissertations and reports;
ii. disks, tapes, and computer software;
iii. new breeds of animals or plants, and microorganism fungus;
iv. sampling products, sampling machines
v. complete technology equipment;

V. R&D Plan：
R&D Plan includes phased schedules, technological matters to be solved in different phases, deadlines of achieved goal when Parties are implementing development project.

VI. Confidentiality of technology information and documents includes the contents and deadlines of confidential obligations over information and documents by Parties and the liability of disclosing information and documents.
The parties hereto can agree that this Article shall survive whether this Contract is changed, ends or terminates.

VII. Dispute Resolution
Any party shall be deemed to waive its rights to institute concerned disputes to the People’s Court provided always that either arbitration or judgment is stipulated in Arbitration Law of the People's Republic of China and such party selects arbitration; on the other hand, any party shall be deemed to waive its rights to submit concerned disputes for arbitration provided always that such party selects a lawsuit; therefore, the parties hereto shall agree on the dispute resolution.

VIII. Miscellaneous
In case this Contract is signed through the agency, the agency contract shall be attached to this Contract. The photocopies of the procedures of paid deposits, property mortgages and guaranties shall be attached to this Contract provided that the parties hereto agree on such deposits, property mortgages and guaranties.

IX. The entrusted agency shall show the power of attorney when signing this Contract.

X. In this Contract, the sign of (／) shall be filled in the blank where the terms and conditions are not to be filled which are agreed by Parties.

XI. The original copy of this Contract is in quintuplicate.

For Registry Office: Technology Contract Registry Office (Seal) Handled by: (Seal) MM/DD/YY

Appendix A: Plan of Gametea Monopoly Casual Games Technology R&D

Startup Date: October 26, 2006…
Deadline	Phase	Tasks
December 25	Styled Demonstration Version
Basic Game Framework
To enter room, cast dice, walk, purchase land
One copy of map (with main buildings completed on the chessboard)
One male character (two-sided, all animations included)
Two(2) Avatars for each position (Total 22)

February 20, 2007	Demo Version
To partially achieve the functions of user registration, logging in, modifying passwords;
To apply ten (10) properties, and trigger five (5) random events
One big map
One female character (two-sided, all animations included)
Functions of special buildings, such as stores and hospitals
Achievement  and Switch of Gaming models(real-time combat and turn-based combat)
Functions of basic operations, such as walking, purchasing land, building and winning or losing determining
Forty-four (44) Avatars and 75% of the interface completed

March 15	Company Internal Test Version
Achieve the function of chatting within the same area
Two more (total 4) maps completed, one new-style building completed eighty-eight (88) Avatars and 100% of the interface completed
Avatar supporting SDO

April 15	Closed Internal Test	One hundred fifty (150) Avatar completed Six (6) maps Forty (40) properties Thirty (30) random events
May 15	Open Test (Commercialized)	All amendments after the closed internal testing completed
May 26	TV Version	Transplant to SDS TV version completed

Appendix B: Inspection Standard and Method of Gametea Monopoly Casual Games Technology
Inspection Standard:

Games running smoothly with all set functions achieved
The set of personalized characters achieved: the system of Avatar is applied to the games characters, and players can make their characters different through purchasing costumes, expressions and actions.
Game room mode achieved: i.e. online combat mode, just like in BnB Adventure, the room host can tailor the parameters such as rules type and map for each game;

Accumulated points, levels, gold coins and stamps: At end of each battle, accumulated points will be increased or decreased based on the player’s performance, and the golden coins will be bestowed accordingly.
Two models of real-time combat and turn-based combat are applied hereto.

Inspection Methods:
The inspecting staff from Party A shall test all functions, and the said staff shall submit the report of function errors and defects, which shall be corrected in Gametea Monopoly Casual Games   by the developer from Party B till the said staff confirm the pre-operating result with the confirmation letter.

Inspection Contents including:
All data forms shall re-imported into the database in turn, based which the test will be conducted to check the function of Gametea Monopoly Casual Games Technology operating normally, so as to ensure that the data forms will be set up completely exactly.
To plan the sequential re-testing function tables based on Gametea Monopoly Casual Games Technology so as to ensure that all functions have been implemented correctly according to the Plan.
To ensure that the serious defects found previously have been renovated;
To inspect the operation of client software and server software by applying test software; no EMS memory or other serious defects are discovered upon test for two (2) running days;
All documents are represented exactly.

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